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                                                                  Exhibit 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gliatech Inc., a Delaware corporation, hereby constitutes and appoints Thomas O. Oesterling, Ph.D., Rodney E. Dausch, Michael A. Zupon, Ph.D. and Thomas C. Daniels, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         Executed as of this 20th day of February 1999.



/s/ Robert P. Pinkas                        /s/ William A. Clarke
----------------------------                -----------------------------
Robert P. Pinkas                            William A. Clarke
Director                                    Director




/s/ Ronald D. Henriksen                     /s/ Irving S. Shapiro
----------------------------                -----------------------------
Ronald D. Henriksen                         Irving S. Shapiro
Director                                    Director




/s/ Theodore E. Haigler, Jr.                /s/ Thomas O. Oesterling, Ph.D.
----------------------------                -----------------------------
Theodore E. Haigler, Jr.                    Thomas O. Oesterling, Ph.D.
Director                                    President and Chief Executive
                                            Officer (Principal Executive
                                            Officer) and Director


/s/ John L. Ufheil                          /s/ Rodney E. Dausch
----------------------------                -----------------------------
John L. Ufheil                              Rodney E. Dausch
Director                                    Vice President, Secretary and
                                            Chief Financial Officer
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)